UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007
RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)
0-50387
(Commission File Number)

Delaware	33-0844285
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)
(415) 371-9100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
     On April 3, 2007, the Company announced that Ken Constable has resigned his positions as the President and Chief Executive Officer of the Company and as a director of the Company effective March 29, 2007.
     The Company issued a press release on April 3, 2007 announcing, among other things, the resignation of Mr. Constable, a copy of which press release is attached hereto as Exhibit 99.1.
(c)
principle executive officer
     On April 3, 2007, the Company announced that the Company’s Board of Directors (the “Board”) has appointed John Pound, 52, to serve as the Company’s Executive Chairman, effective April 2, 2007, to assume day-to-day leadership responsibilities. In this role, Mr. Pound will be serving as the Company’s principal executive officer. Mr. Pound, who has been a member of the Board since August 2005 and Chairman of the Board since February 2007, will continue to serve as Chairman of the Board.
     Since July 1999, Mr. Pound has served as President and director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies. Since September 2000, Mr. Pound has served as a director of Gymboree Corporation, a specialty retailer. From February 1998 to February 1999, Mr. Pound managed The Integrity Brands Fund L.P., served as Chairman and Chief Executive Officer to CML Group, Inc., a public holding company, and served as Chairman of CML Group, Inc.’s wholly-owned specialty retail subsidiaries, Nordic Track and Smith & Hawken. From 1995 to 1997, Mr. Pound was a limited partner in The Trinity Fund I, L.P., an investment partnership, and an advisor to Thomas M. Taylor & Co., its general partner. From 1987 to 1997, Mr. Pound taught corporate finance and corporate governance at Harvard University. Mr. Pound holds an A.B. from Harvard and MA, M.Phil., and Ph.D. degrees in Economics from Yale University.
     The terms of Mr. Pound’s engagement as Executive Chairman, including those related to compensation, have not yet been determined.
President
     On April 3, 2007, the Company announced that the Board has appointed Frank Buettner, 51, to serve as its President in addition to his position as Chief Operating Officer, effective April 2, 2007. Mr. Buettner has been serving as the Company’s Chief Operating Officer since February 2006.
     Until joining the Company, Mr. Buettner was the Vice President of Information Technologies and Operations of Bag Borrow or Steal, Inc., a subscription and membership based business for designer handbags located in Seattle Washington, a post he had held since August 1, 2005. From November 2000 to February 2005, Mr. Buettner served as the Chief Operating Officer and Chief Information Officer of Nordstrom Direct, the catalog and internet division of Nordstrom Inc. Mr. Buettner earned a computer science degree at Madison Area Technical College in Madison, Wisconsin.
     The terms of Mr. Buettner’s employment with the Company continue to be governed by the employment offer letter dated February 10, 2006 (counter-signed on February 13, 2006), a copy of which previously has been filed with the Securities and Exchange Commission.
     The Company issued a press release on April 3, 2007 announcing, among other things, the appointment of Mr. Pound as the Company’s Executive Chairman and Mr. Buettner as the Company’s President, a copy of which press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1	RedEnvelope, Inc. Press Release dated April 3, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: April 3, 2007	By:	/s/ Frank Buettner
Frank Buettner
President and Chief Operating Officer

Index to Exhibits

Exhibit
Number	Description
99.1	RedEnvelope, Inc. Press Release dated April 3, 2007